                                                                   EXHIBIT 99(4)

                                                                       Exhibit B
                          Form of Rights Certificate

Certificate No. R-                                         _______________Rights

     NOT EXERCISABLE AFTER MARCH 26, 2008 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

     UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH RIGHTS AGREEMENT.]/1/


                              Rights Certificate

                         MARRIOTT INTERNATIONAL, INC.

     This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 27, 1998 (the "Rights Agreement"), between Marriott International, Inc. (f/k/a New Marriott MI, Inc.), a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 p.m. (New York City time) on March 26, 2008 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $175 per one one-thousandth of a share (the

-------------------------
/1/ The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

"Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of March 27, 1998, based on the Preferred Stock as constituted at such date.

     Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after such Acquiring Person, Associate or Affiliate becomes such or
(iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with such Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Trigger Events (as such term is defined in the Rights Agreement).

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the Rights, limitations of Rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of Rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the offices of the Company and are also available upon written request to the Company.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificate for the number of whole Rights not exercised.

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     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company, pursuant to approval by the majority of Specified Directors (as defined in the Rights Agreement), at a redemption price of $.01 per Right at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement) and (ii) the Final Expiration Date (as defined in the Rights Agreement). After the expiration of the redemption period, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of both the outstanding shares of MAR Common Stock and the outstanding shares of MAR-A Common Stock in a transaction or series of transactions not involving the Company, and such reinstatement is approved by the majority of Specified Directors.

     No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (over than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of stockholders of the company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

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     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of _______________, _____.


Attest:                                 MARRIOTT INTERNATIONAL, INC.



_______________________________         By:_________________________
Secretary
                                        Title:______________________


Countersigned:

THE BANK OF NEW YORK



By: ___________________________
     Authorized Signature

Date of Countersignature: ____________________, _______

                                      B-4
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                  Form of Reverse Side of Rights Certificate


                              FORM OF ASSIGNMENT
                              ------------------

               (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)

     FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto


________________________________________________________________________________
                 (Please print name and address of transferee)

________________________________________________________________________________

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:___________________, _____.



                                        ________________________________________
                                        Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

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                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Rights Certificate [       ] is [       ] is not being sold,
assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it

[       ] did [       ] did not acquire the Rights evidenced by this Rights
Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such person.


Dated:__________________, _____.                ________________________________
                                                Signature


Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.


                                    NOTICE
                                    ------

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                      B-6
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            Form of Reverse Side of Rights Certificate -- continued

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

(To be executed if holder desires to exercise Rights represented by the Rights
                                 Certificate.)

To: MARRIOTT INTERNATIONAL, INC.:

     The undersigned hereby irrevocably elects to exercise ___________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that such shares be credited to the book-entry account of:

Please insert social security or other identifying number

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________


     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________


Dated:________________, _____.                  ________________________________
                                                Signature
Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

                                      B-7
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            Form of Reverse Side of Rights Certificate -- continued

                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Rights Certificate [    ] are [    ]
are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it
[     ] did [     ] did not acquire the Rights evidenced by this Rights
Certificate from any person who is, was or became an Acquiring Person or an Affiliate or Associate of any such person.


Dated:______________, _______.                  ________________________________
                                                Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

                                    NOTICE
                                    ------


     The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                      B-1